UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2005

ENTRÉE GOLD INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

000-50982

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 1201 - 1166 Alberni Street, Vancouver, BC V6E 3Z3

(Address of principal executive offices and Zip Code)

604.687.4777

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure Events

The American Stock Exchange has approved the listing of 86,807,154 shares of our company’s common stock. We anticipate that trading of our shares of common stock will commence on the American Stock Exchange effective July 18, 2005, under the trading symbol “EGI”.

Item 9.01. Financial Statements and Exhibits

99.1	News Release dated July 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRÉE GOLD INC.

/s/ James Harris

By: James Harris,

Director and Authorized Signatory

Date: July 14, 2005